Exhibit 10.4

Execution Copy

ADMINISTRATIVE SERVICES AGREEMENT

AMONG

BREITBURN GP, LLC,

BREITBURN ENERGY PARTNERS L.P.,

BREITBURN OPERATING L.P.,

AND

BREITBURN MANAGEMENT COMPANY, LLC

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Construction	4

ARTICLE II

RETENTION OF BREITBURN MANAGEMENT; SCOPE OF SERVICES

Section 2.1	Retention of BreitBurn Management	4
Section 2.2	Scope of Services	5
Section 2.3	Exclusion of Services	5
Section 2.4	Performance of Services by Affiliates and Third Parties	5
Section 2.5	Intellectual Property	5
Section 2.6	Appointment of Independent Accounting Firm and Independent Petroleum Engineer	6

ARTICLE III

BOOKS, RECORDS AND REPORTING

Section 3.1	Books and Records	6
Section 3.2	Audits	6
Section 3.3	Reports	6

ARTICLE IV

PAYMENT AMOUNT

Section 4.1	Payment Amount	6
Section 4.2	Payment of Payment Amount	7
Section 4.3	Disputed Charges	7
Section 4.4	Set Off	8
Section 4.5	BreitBurn Management’s Employees	8
Section 4.6	Approval of Expenses	8

ARTICLE V

FORCE MAJEURE

Section 5.1	Force Majeure	9

BREITBURN ENERGY PARTNERS L.P.
ADMINISTRATIVE SERVICES AGREEMENT

i

ARTICLE VI

ASSIGNMENTS AND SUBCONTRACTS

Section 6.1	Assignments	9
Section 6.2	Other Requirements	9

ARTICLE VII

TERMINATION

Section 7.1	Termination by the Partnership on behalf of the Partnership Group	10
Section 7.2	Termination by BreitBurn Management	10
Section 7.3	Effect of Termination	11

ARTICLE VIII

CONFIDENTIAL INFORMATION

Section 8.1	Nondisclosure	11
Section 8.2	Permitted Disclosure	11

ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 9.1	Limitation of Liability	12
Section 9.2	Indemnification	12

ARTICLE X

DISPUTE RESOLUTION

ARTICLE XI

GENERAL PROVISIONS
Section 11.1	Notices	13
Section 11.2	Further Action	14
Section 11.3	Binding Effect	14
Section 11.4	Integration	14
Section 11.5	Creditors	14
Section 11.6	Waiver	14
Section 11.7	Counterparts	14
Section 11.8	Applicable Law	14

ii

Section 11.9	Invalidity of Provisions	15
Section 11.10	Amendment or Restatement	15
Section 11.11	Directly or Indirectly	15

iii

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT is entered into on, and effective as of October 10, 2006 (the “Effective Date”), among BreitBurn GP, LLC, a Delaware limited liability company (the “General Partner”), BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), BreitBurn Operating L.P., a Delaware limited partnership (the “Operating Partnership”), and BreitBurn Management Company, LLC, a Delaware limited liability company (“BreitBurn Management,” and collectively with the General Partner, the Partnership and the Operating Partnership, the “Parties” and each, a “Party”).

RECITALS

A.            The Partnership is the owner, directly or indirectly, of interests in the Business (as hereinafter defined);

B.            The Partnership Group (as hereinafter defined) requires certain services to operate the Business and to fulfill other general and administrative functions relating to the Business; and

C.            The Partnership Group desires that BreitBurn Management provide such services, and BreitBurn Management is willing to undertake such engagement, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, the Partnership and BreitBurn Management agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1          Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Administrative Services Agreement, as it may be amended, supplemented or restated from time to time.

“Business” means the business of the Partnership Group.

“Bankrupt” with respect to any Person means such Person shall generally be unable to pay its debts as such debts become due, or shall so admit in writing or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or such Person shall take any action to authorize any of the actions set forth above.

“BreitBurn Energy” means BreitBurn Energy Company L.P., a Delaware limited partnership.

“BreitBurn Management Party” is defined in Section 9.1.

“Confidential Information” means non-public information about the disclosing Party’s or any of its Affiliates’ business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information, including software (source and object code) and programming code, of a Party or its Affiliates marked or designated “confidential” or “proprietary” or by its nature or the circumstances surrounding its disclosure it should reasonably be regarded as confidential.  Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means.  Confidential Information does not include information that (i) is in or enters the public domain without breach of this Agreement, or (ii) the receiving Party lawfully receives from a third party without restriction on disclosure and to the receiving Party’s knowledge without breach of a nondisclosure obligation.

“Damages” is defined in Section 9.2.

“Default Rate” means an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to the prime interest rate of the Operating Partnership’s principal lender.

“Effective Date” is defined in the introductory paragraph.

“Environmental Law” means current local, county, state, federal, and/or foreign law (including common law), statute, code, ordinance, rule, order, judgment, decree, regulation or other legal obligation relating to the protection of health, safety or the environment or natural resources, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.), as amended, the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), as amended, the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), as amended, the Clean Air Act (42 U.S.C. section 7401 et seq.), as amended, the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.), as amended, the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as amended, the Safe Drinking Water Act (42 U.S.C. section 300(f) et seq.), as amended, analogous state, tribal or local laws, and any similar, implementing or successor law, and any amendment, rule, regulation, or directive issued thereunder, including any determination by, or interpretation of any of the foregoing by any Governmental Authority that has the force of law.

“Force Majeure” means any cause beyond the reasonable control of a Party, including the following causes (unless they are within such Party’s reasonable control): acts of God, strikes, lockouts, acts of the public enemy, wars or warlike action (whether actual or impending), arrests and other restraints of government (civil or military), blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, sabotage, tornadoes, named tropical storms and hurricanes, and floods, civil disturbances, terrorism, mechanical breakdown of machinery or equipment, explosions, confiscation or seizure by any government or other public authority, any order of any court of competent jurisdiction, regulatory agency or governmental body having jurisdiction.

“G&A Services” means those general and administrative services necessary or useful for the conduct of the business of the Partnership Group, including, but not limited to, accounting, corporate development, finance, land, legal and engineering.

“Governmental Approval” means any material consent, authorization, certificate, permit, right-of-way grant or approval of any Governmental Authority that is necessary for the construction, ownership and operation of the Assets in accordance with applicable Laws.

“Governmental Authority” means any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.

“Laws” means any applicable statute, Environmental Law, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority.

“Parties” is defined in the introductory paragraph.

“Partnership” is defined in the introductory paragraph.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended or restated from time to time.

“Partnership Group” means the General Partner, the Partnership, the Operating Partnership and all of their respective Subsidiaries.

“Partnership Group Party” is defined in Section 9.1.

“Payment Amount” is defined in Section 4.1.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Services” is defined in Section 2.2.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

Other terms defined herein have the meanings so given them.

Section 1.2          Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; (e) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (f) references to money refer to legal currency of the United States of America.  The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

RETENTION OF BREITBURN MANAGEMENT; SCOPE OF SERVICES

Section 2.1          Retention of BreitBurn Management.

The Partnership hereby engages BreitBurn Management to perform the Services, as directed by the General Partner, and to provide all personnel and any facilities, goods and equipment not otherwise provided by the Partnership Group necessary to perform the Services.  BreitBurn Management hereby accepts such engagement and agrees to perform the Services requested by the General Partner and to provide any personnel, facilities, goods and equipment not otherwise provided by the Partnership Group, and to provide all employees as may be reasonable and necessary to perform the Services.  The Partnership recognizes that BreitBurn Management is concurrently entering into an Administrative Services Agreement with BreitBurn Energy.

Section 2.2          Scope of Services.

The “Services” shall consist of such services the General Partner determines may be reasonable and necessary to operate the Business, including, without limitation, any G&A Services and those services described on Schedule I hereto.  BreitBurn Management hereby covenants and agrees that the Services will be performed in accordance with (i) applicable material Governmental Approvals and Laws and (ii) industry standards.

Section 2.3          Exclusion of Services.

The General Partner may temporarily or permanently exclude any particular service from the scope of the Services upon 90 days’ notice to BreitBurn Management.

Section 2.4          Performance of Services by Affiliates and Third Parties.

The Parties hereby agree that in discharging its obligations hereunder, BreitBurn Management may engage any of its Affiliates or any qualified third party to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate or third party shall be treated as if BreitBurn Management performed such Services itself.  Notwithstanding the foregoing, nothing contained herein shall relieve BreitBurn Management of its obligations hereunder.

Section 2.5          Intellectual Property.

(a)           Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) developed, by BreitBurn Management, its Affiliates or its or their employees in connection with the performance of the Services shall be the property of BreitBurn Management; provided, however, that the Partnership Group shall be granted an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use such inventions or material; and further provided, however, that the Partnership Group shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such inventions or material granted to BreitBurn Management by any Person other than an Affiliate of BreitBurn Management.  Notwithstanding the foregoing, BreitBurn Management will use all commercially reasonable efforts to grant such right and license to the Partnership Group.

(b)           The General Partner and the Partnership and the Operating Partnership hereby grant to BreitBurn Management and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any intellectual property provided by the Partnership Group to BreitBurn Management or its Affiliates, but only to the extent such use is necessary for the performance of the Services.  BreitBurn Management agrees that it and its Affiliates will utilize such intellectual property solely in connection with the performance of the Services.

Section 2.6          Appointment of Independent Accounting Firm and Independent Petroleum Engineer.

Notwithstanding anything to the contrary in this Agreement, the Parties hereby recognize and agree that the General Partner shall have the exclusive authority to appoint an independent accounting firm to audit the financial statements of the Partnership and an independent petroleum engineer to provide reports to the Partnership relating to estimates of proved reserves for Securities and Exchange Commission and other reporting purposes.

ARTICLE III

BOOKS, RECORDS AND REPORTING

Section 3.1          Books and Records.

BreitBurn Management shall maintain accurate books and records regarding the performance of the Services and its calculation of the Payment Amount, and shall maintain such books and records for the period required by applicable accounting practices or law.

Section 3.2          Audits.

The Partnership shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.1.  Such right may be exercised through any agent or employee of the Partnership Group designated in writing by it or by an independent public accountant, engineer, attorney or other agent so designated.  The Partnership shall bear all costs and expenses incurred in any inspection, examination or audit.  BreitBurn Management shall review and respond in a timely manner to any claims or inquiries made by the Partnership regarding matters revealed by any such inspection, examination or audit.

Section 3.3         Reports.

BreitBurn Management shall prepare and deliver to the Partnership any reports provided for in this Agreement and such other reports as the Partnership may reasonably request from time to time regarding the performance of the Services.

ARTICLE IV

PAYMENT AMOUNT

Section 4.1          Payment Amount.

The Partnership shall reimburse BreitBurn Management on a monthly basis for all direct and indirect expenses BreitBurn Management incurs, or payments it makes on behalf of the Partnership Group or expenses allocated to BreitBurn Management by its Affiliates, in each case in connection with the performance by BreitBurn Management or its Affiliates of the Services (including, subject to Section 4.5, salary, bonus, incentive compensation and other amounts paid to any Person to perform the Services) (collectively, the “Payment Amount”); provided, however, that to the extent any Services performed by BreitBurn Management or its Affiliates benefit both the Partnership and BreitBurn Energy, each of the Partnership and BreitBurn Energy shall be responsible for reimbursement of BreitBurn Management for such Services in proportion to the benefits each of them received therefrom.  BreitBurn Management shall charge the Partnership based on BreitBurn Management’s good-faith determination of the actual time spent by its personnel performing the Services, plus related expenses.  BreitBurn Management personnel providing services to both the Partnership and one or more other affiliates shall be charged based on BreitBurn Management’s good faith estimate of actual time spent performing the services plus expenses or on other systematic and rational allocations as determined by BreitBurn Management.  Notwithstanding the foregoing, the Partnership shall be obligated to reimburse BreitBurn Management for a portion of the cost of the existing benefit plans of BreitBurn Management, including those plans of BreitBurn Energy Company L.P. adopted by BreitBurn Management.  The amount of the reimbursement shall be determined by BreitBurn Management on any basis that it deems to be reasonable and need not be based on the amount of services performed for the Partnership.

Section 4.2          Payment of Payment Amount.

BreitBurn Management shall invoice the Partnership on or before the 25th day of each month for the estimated Payment Amount for the next succeeding month, plus or minus any adjustment necessary to correct prior estimated billings to actual billings. Subject to Section 4.3, all invoices shall be due and payable, in immediately available funds, on the last day of the month to which the invoice relates. Upon the request of the Partnership, BreitBurn Management shall furnish a reasonable detail of the Services provided and charges assessed during any month.

Section 4.3          Disputed Charges.

THE PARTNERSHIP MAY, WITHIN 120 DAYS AFTER RECEIPT OF A CHARGE FROM BREITBURN MANAGEMENT, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY BREITBURN MANAGEMENT OR ITS AFFILIATES IN CONNECTION WITH THE SERVICES. THE PARTNERSHIP SHALL NEVERTHELESS PAY BREITBURN MANAGEMENT IN FULL WHEN DUE THE FULL PAYMENT AMOUNT OWED TO BREITBURN MANAGEMENT. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE PARTNERSHIP TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST INCURRED BY BREITBURN MANAGEMENT OR ITS AFFILIATES IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY BREITBURN MANAGEMENT TO THE PARTNERSHIP TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY THE PARTNERSHIP TO THE DATE OF REFUND BY BREITBURN MANAGEMENT.

Section 4.4          Set Off.

In the event that BreitBurn Management owes the Partnership a sum certain in an uncontested amount under any other agreement, then any such amounts may be aggregated and the Partnership and BreitBurn Management may discharge their obligations by netting those amounts against any amounts owed by the Partnership to BreitBurn Management under this Agreement.  If the Partnership or BreitBurn Management owes the other party a greater aggregate amount, that Party may pay to the other Party the difference between the amounts owed.

Section 4.5          BreitBurn Management’s Employees.

The obligations under Sections 4.1 and 4.2, to the extent they relate to Services provided by employees of BreitBurn Management or its Affiliates, shall be limited to payment to BreitBurn Management for expenses in connection with its or its Affiliates’ employees engaged in the provision of Services hereunder, and the Partnership shall not be obligated to pay to BreitBurn Management’s or its Affiliates’ employees directly any compensation, salaries, wages, bonuses, benefits, social security taxes, workers’ compensation insurance, retirement and insurance benefits, training and other such expenses; provided, however, that the Partnership may, at its option, compensate such employees under the Partnership’s Long-Term Incentive Plan for the provision of Services hereunder; and provided further, however, that if BreitBurn Management fails to pay any employee, with the exception of employee claims for amounts owed that BreitBurn Management disputes in good faith, within 30 days of the date such employee’s payment is due:

(a)           The Partnership may (i) pay such employee directly, (ii) employ such employee directly, (iii) notify BreitBurn Management and begin to pay all employees providing service to the Partnership directly, or (iv) notify BreitBurn Management that this Agreement is terminated and employ all employees directly; and

(b)           BreitBurn Management shall reimburse the Partnership, as the case may be, the amount the Partnership paid to BreitBurn Management for employee services that BreitBurn Management did not pay to any such employee.

The Partnership recognizes that, pursuant to the Administrative Services Agreement between BreitBurn Management and BreitBurn Energy, BreitBurn Management will have similar rights to those of the Partnership contained in this Section 4.5.

Section 4.6          Approval of Expenses.

BreitBurn Management acknowledges that all charges for Services assessed by BreitBurn Management and included in the Payment Amount must be approved by the persons authorized to approve such Payment Amount pursuant to the Partnership’s governance and delegation-of-authority process.  Additionally, BreitBurn Management acknowledges that the Audit Committee of the General Partner’s Board of Directors may at any time review the Payment Amounts and the levels of Services and, as a result, may direct the Partnership to decrease the level of Services or to dispute a prior invoice pursuant to Section 4.3.  In addition to the information BreitBurn

Management is obligated to provide pursuant to Section 4.2, BreitBurn Management shall provide such other information as reasonably necessary to determine the veracity or appropriateness of any Payment Amount hereunder.

ARTICLE V

FORCE MAJEURE

Section 5.1          Force Majeure.

A Party’s obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money.  The Party that is prevented from performing its obligation by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable.  Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved; provided, however, that, in the event of a strike, lockout or other labor dispute affecting BreitBurn Management, BreitBurn Management shall use reasonable efforts to continue to perform all obligations hereunder by utilizing its management personnel and that of its Affiliates.

ARTICLE VI

ASSIGNMENTS AND SUBCONTRACTS

Section 6.1          Assignments.

(a)           Without the prior consent of BreitBurn Management, none of the Partnership or the other members or the Partnership Group may sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person.

(b)           Without the prior consent of the Partnership, BreitBurn Management may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation of performance of Services to an Affiliate of BreitBurn Management or a qualified third party as permitted by Section 2.4 and the sale, assignment, transfer or conveyance of its rights hereunder to any such Affiliate.

Section 6.2          Other Requirements.

Subject to the other provisions hereof:

(a)           All materials and workmanship used or provided in performing the Services shall be in accordance with applicable specifications and standards.

(b)           BreitBurn Management shall exercise reasonable diligence to obtain the most favorable terms or warranties available from vendors, suppliers and other third parties, and where appropriate, BreitBurn Management shall assign such warranties to the Partnership.

(c)           In rendering the Services, BreitBurn Management shall not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or handicap, and shall comply with all applicable provisions of Executive Order 11246 of September 24, 1965, and any successor order thereto.  Subject to the above, BreitBurn Management shall, to the extent practicable, engage employees who reside in or whose businesses are located in the local area or state where the Services are performed.

(d)           BreitBurn Management agrees to exercise reasonable diligence to ensure that, during the term of this Agreement, it shall not employ unauthorized aliens as defined in the Immigration Reform and Control Act of 1986, or any successor law.

ARTICLE VII

TERMINATION

Section 7.1          Termination by the Partnership on behalf of the Partnership Group.

(a)           Upon the occurrence of any of the following events, the Partnership, on behalf of the Partnership Group, may terminate this Agreement by giving written notice of such termination to BreitBurn Management:

(i)      Provident Energy Trust and its Affiliates cease to maintain a direct or indirect controlling interest in the General Partner or BreitBurn Management; or

(ii)     BreitBurn Management’s failure to pay any employee within thirty (30) days of the date such employee’s payment is due, subject to the limitations described in Section 4.5.

Any termination under this Section 7.1(a) shall become effective immediately upon delivery of the notice first described in this Section 7.1(a), or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by the Partnership.

(b)           In addition to its rights under Section 7.1(a), the Partnership may terminate this Agreement at any time by giving notice of such termination to BreitBurn Management.  Any termination under this Section 7.1(b) shall become effective 90 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by the Partnership.

(c)           In the event that BreitBurn Management becomes Bankrupt or dissolves and commences liquidation or winding-up, this Agreement shall automatically terminate without notice to BreitBurn Management.

Section 7.2          Termination by BreitBurn Management.

(a)           BreitBurn Management may terminate this Agreement by giving written notice of such termination to the Partnership in the event that Provident Energy Trust and its Affiliates cease to maintain a direct or indirect controlling interest in the General Partner or

BreitBurn Management.  Any termination under this Section 7.2(a) shall become effective immediately upon delivery of the notice first described in this Section 7.2(a).

(b)           In addition to its rights under Section 7.2(a), BreitBurn Management may terminate this Agreement at any time by giving notice of such termination to the Partnership. Any termination under this Section 7.2(b) shall become effective 90 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by BreitBurn Management.

Section 7.3          Effect of Termination.

If this Agreement is terminated in accordance with Section 7.1 or 7.2, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of the Payment Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.

ARTICLE VIII

CONFIDENTIAL INFORMATION

Section 8.1          Nondisclosure.

Each of BreitBurn Management and the Partnership Group agrees that (i) it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.

Section 8.2         Permitted Disclosure.

Notwithstanding the foregoing, each Party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, including without limitation disclosure obligations imposed under the federal securities laws, provided that such Party has given the other Party prior notice of such requirement when legally permissible to permit the other Party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, or (ii) to its consultants, legal counsel, Affiliates, accountants, banks and other financing sources and their advisors.

ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 9.1          Limitation of Liability.

Except as may be provided in Section 9.2 below, BreitBurn Management and its controlling persons, directors, officers, employees, agents and permitted assigns (each, a “BreitBurn Management Party”) shall not be liable to the Partnership Group and their respective directors, officers, employees, agents or permitted assigns (each, a “Partnership Group Party”) for any liabilities, claims, damages, losses or expenses, including, but not limited to, any special, indirect, incidental or consequential damages, of a Partnership Group Party arising in connection with this Agreement and the Services provided hereunder.

Section 9.2          Indemnification.

(a)   BreitBurn Management shall indemnify, defend and hold harmless each of the Partnership Group Parties from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys’ fees)(collectively referred to as “Damages”) of any kind or nature, of third parties unrelated to any Partnership Group Party caused by or arising in connection with the gross negligence or willful misconduct of BreitBurn Management in connection with the performance of the Services, except to the extent that Damages were caused directly or indirectly by acts or omissions of any Partnership Group Party.

(b)   The Partnership hereby acknowledges that BreitBurn Management is an “Indemnitee” as such term is defined in the Partnership Agreement and entitled to indemnity under the provisions of Sections 7.7 and 7.8 of the Partnership Agreement.

ARTICLE X

DISPUTE RESOLUTION

If the Parties are unable to resolve any dispute regarding the validity or terms of this Agreement or its termination, service or performance issues, there is a material breach of this Agreement that has not been corrected within thirty (30) days of receipt of notice of such breach or any other dispute between the parties related to this Agreement,  either party hereto may refer the matter to an arbitrator selected in accordance with the rules of JAMS in Los Angeles County, California as the exclusive remedy for any such dispute, and in lieu of any court action, which is hereby waived.  The only exception shall be a claim by either Party for injunctive relief pending arbitration.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1        Notices.

All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party.  Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt.  Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not transmitted during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address, in each case as follows:

if to the General Partner:

BreitBurn GP, LLC
515 South Flower  Street, Suite 4800
Los Angeles, CA 90071
Attention:  Halbert S. Washburn
Fax:  (213) 225-5917

if to the Partnership:

BreitBurn Energy Partners L.P.
515 South Flower  Street, Suite 4800
Los Angeles, CA 90071
Attention:  Halbert S. Washburn
Fax:  (213) 225-5917

if to the Operating Partnership:

BreitBurn Operating L.P.
515 South Flower  Street, Suite 4800
Los Angeles, CA 90071
Attention:  Halbert S. Washburn
Fax:  (213) 225-5917

if to BreitBurn Management:

BreitBurn Management Company, LLC
515 South Flower  Street, Suite 4800
Los Angeles, CA 90071
Attention:  Randall J. Findlay
Fax:  (213) 225-5917

Section 11.2        Further Action.

The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 11.3        Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 11.4        Integration.

This Agreement constitutes the entire Agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 11.5        Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 11.6        Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 11.7        Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart.  Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 11.8        Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 11.9        Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 11.10      Amendment or Restatement.

This Agreement may be amended or restated only by a written instrument executed by each of the Parties; provided, however, that the Partnership may not, without the prior approval of its Conflicts Committee, agree to any amendment or modification of this Agreement that the General Partner determines will adversely affect the holders of common units representing limited partner interests in the Partnership.  The Parties hereto agree that, for purposes of this Section 8.10, any material change in the nature, quantity or duration of the Services to be provided under this Agreement shall constitute a modification of this Agreement.

Section 11.11      Directly or Indirectly.

Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Date.

BREITBURN GP, LLC

By:	/s/ Halbert S. Washburn
	Name:	Halbert S. Washburn
	Title:	Co-Chief Executive Officer

BREITBURN ENERGY PARTNERS L.P.

By:	BreitBurn GP LLC, its General Partner

	By:	/s/ Halbert S. Washburn
		Name:	Halbert S. Washburn
		Title:	Co-Chief Executive Officer

BREITBURN OPERATING L.P.

By:	BreitBurn Operating GP, LLC, its General Partner

	By:	/s/ Halbert S. Washburn
		Name:	Halbert S. Washburn
		Title:	Co-Chief Executive Officer

BREITBURN MANAGEMENT COMPANY, LLC

By:	/s/ Randall J. Findlay
	Name:	Randall J. Findlay
	Title:	Chairman

BREITBURN ENERGY PARTNERS L.P.
ADMINISTRATIVE SERVICES AGREEMENT
SIGNATURE PAGE

SCHEDULE I

SERVICES PROVIDED BY BREITBURN MANAGEMENT
TO PARTNERSHIP

1.                                       Accounting

2.                                       Information Technology

3.                                       Real Property

4.                                       Legal

5.                                       Securities and Exchange Commission Reporting

6.                                       Operations/Reservoir Engineering/Geology/Geophysics

7.                                       Administrative Services

8.                                       Financial Services

9.                                       Insurance Service

10.                                 Risk Management

11.                                 Corporate Development

12.                                 Commercial and Marketing

13.                                 Treasury

14.                                 Tax

15.                                 Audit

16.                                 SOX

17.                                 Investor Relations

BREITBURN ENERGY PARTNERS L.P.
ADMINISTRATIVE SERVICES AGREEMENT

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